Exhibit 99.1

Xylem Inc.
301 Water Street SE, Suite 200
Washington, DC 20003
Tel +1.202.869.9150

Contacts:	Media	Investors
	Press Office	Greg Giometti
	+1 (978) 704-5149	Michael Travers
	PressOffice@xylem.com	Investor.Relations@xylem.com

Xylem Reports Third Quarter 2026 Results and Announces
Strategic Actions to Accelerate Growth

•Strong orders and backlog, solid earnings performance and margin expansion reflect operational excellence despite a more cautious spending environment
•Company accelerates transformation strategy, announces intent to divest Applied Water International and Specialty Flow Control; and move to three segment structure in 2027

WASHINGTON, D.C., October 27, 2026 – Xylem Inc. (NYSE: XYL), a leading global water solutions company dedicated to solving the world’s most challenging water issues, today reported third-quarter 2026 results and announced actions to further accelerate its portfolio transformation.

While revenue was impacted by project timing and more cautious spending decisions, strong order activity and solid earnings performance demonstrated the resilience of the business and the benefits of the company’s transformation. Xylem also announced its intent to divest Applied Water International and Specialty Flow Control, and beginning in 2027, the alignment of its businesses from four segments to three.

Third Quarter Results

Highlights:
•Orders of $2.3 billion, up 7% on a reported basis and 10% organically
•Revenue of $2.2 billion, down 3% on a reported basis and flat organically
•Earnings per share of $1.25, up 34%; $1.44 on an adjusted basis, up 5%

Third quarter results reflected a mixed operating environment. The company delivered total revenue of $2.2 billion against a dynamic backdrop. Third-quarter earnings per share were up 34 percent on a reported basis and 5 percent on an adjusted basis.

Net income attributable to Xylem for the quarter was $291 million, or $1.25 per share. Net income margin increased 320 basis points to 13.2 percent. These results are primarily driven by strong operational performance and lower loss on sale of businesses, partially offset by increased interest and income tax expense. Adjusted net income attributable to Xylem was $336 million, or $1.44 per share, which excludes purchase accounting intangible amortization, loss on sale of businesses, restructuring and realignment costs, and special charges, including the impact of IEEPA tariff refunds.

Third-quarter adjusted earnings before interest, tax, depreciation, and amortization (EBITDA) margin was 23.9 percent, reflecting a year-over-year increase of 70 basis points. Productivity savings and strong price realization drove the margin expansion, exceeding the impact of inflation, lower volumes, and mix.

Outlook

Xylem now forecasts full-year 2026 revenue of approximately $8.95 billion, down 1 percent year over year on a reported basis, versus prior guidance of up 2 percent, and flat on an organic basis, versus prior guidance of up 2 to 3 percent.

Full-year 2026 adjusted EBITDA margin is expected to be approximately 23.2 percent, an increase of 100 basis points versus Xylem’s 2025 adjusted results. This results in full-year adjusted earnings per share of $5.40 to $5.45, down from the previous guidance range of $5.55 to $5.70. Full-year free cash flow margin is expected to be approximately 10.2 percent, versus 10.2 to 11.0 percent previously guided.

Further 2026 planning assumptions are included in Xylem’s third-quarter 2026 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Supplemental information on Xylem’s third-quarter earnings, as well as definitions of and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

Sharpening Xylem’s Focus for Growth

Xylem's planned divestiture of Applied Water International and Specialty Flow Control and its move to a three-segment structure are designed to create a more focused company aligned around customer needs and long-term growth priorities.

The planned divestitures further sharpen Xylem’s focus, enabling the company to direct capital toward the technologies, capabilities and markets that align most closely with its long-term strategy. Xylem is already seeing momentum in high-growth industry verticals, including data centers and microelectronics, reinforcing the opportunity to increase investment and exposure in these markets.

Beginning January 1, 2027, Xylem will align its business into three segments: Treatment and Services, Flow Solutions, and Measurement and Analytics. The new structure brings together complementary technologies and capabilities around the core activities of moving water, treating water, and measuring and optimizing water systems. By bringing together businesses with shared customers, technologies and growth opportunities, Xylem expects to unlock greater value across the portfolio and operate with greater simplicity, speed and accountability. Treatment and Services will be led by Rodney Aulick; Flow Solutions will be led by Joe Johnston; and Measurement and Analytics will be led by Meredith Emmerich.

“We’re moving with urgency to shape Xylem around the markets where our capabilities can deliver the greatest customer value and strongest long-term growth," said Matthew Pine, president and CEO of Xylem. "The resilience we’ve built, evident this quarter, allows us to make those choices deliberately and from a position of strength.”

###

About Xylem

Xylem (XYL) is a Fortune 500 global water solutions company that empowers customers and communities to build a more water-secure world. Our 22,000 employees delivered revenue of $9 billion in 2025, optimizing water and resource management with innovation and expertise. Join us at www.xylem.com and Let’s Solve Water.

Xylem uses our Investor Relations website, www.xylem.com/investors, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “goal,” “objective,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions or their negative, may, but are not necessarily to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the impact of overall industry and general economic conditions, including industrial, governmental, and public and private sector demand and spending, interest rates, availability of funding to our customers, timing of customers’ capital spending and project deployments, inflation and governments' related monetary policy in response, and the strength of the real estate markets, on economic activity and our operations; geopolitical matters, including nationalism, protectionism and anti-global sentiment, volatility involving the U.S. and other governments, ongoing, escalation or outbreak of international conflicts, and regulatory, trade protection, economic and other risks associated with our global sales and operations; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, energy supply, supply chain shortages, logistics challenges, labor shortages, trade agreements, tariffs, and other trade protection measures, and other factors; demand for our products, disruption, competition or pricing pressures in the markets we serve; cybersecurity incidents, data breaches, or other disruptions of information technology systems on which we or our customers rely, or involving our connected products and services; lack of availability or delays in receiving parts and raw materials from our supply chain, including semiconductors or other key components; operational disruptions at our facilities or that of third parties upon which we rely; safe and compliant treatment and handling of water, wastewater and hazardous materials; failure to successfully execute large projects, including as respects performance guarantees and customers’ budgets, timelines and safety requirements; our ability to retain, compete for, and attract leadership, other key talent and labor; defects, security, warranty and liability claims, and recalls related to our products; uncertainty around productivity, simplification, restructuring and realignment actions and related costs and savings; our ability to execute strategic investments for growth and portfolio optimization actions, including acquisitions and divestitures; availability, regulation or interference with radio spectrum used by certain of our products; volatility in served markets or impacts on our business and operations due to weather conditions, volatile weather events, or changing climate patterns; risks related to our sustainability efforts and related disclosures; fluctuations in foreign currency exchange rates; our level of indebtedness, including debt incurred to finance the pending Cornell Pump and Roper Pump acquisition; difficulty predicting our financial results; risk of future impairments to goodwill and other intangible assets; changes in our effective tax rates or tax expenses; failure to comply with, or changes in, laws or regulations, pertaining to our business conduct, operations, products and services, including anti-corruption, artificial intelligence, data privacy and security, trade, competition, the environment, and health and safety; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; matters related to intellectual property infringement or expiration of rights; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited) (in millions, except per share data)

	Three Months		Nine Months
For the periods ended September 30,	2026	2025	2026	2025
Revenue from products	$1,807	$1,867	$5,517	$5,487
Revenue from services	394	401	1,145	1,151
Revenue	2,201	2,268	6,662	6,638
Cost of revenue from products	1,026	1,109	3,176	3,279
Cost of revenue from services	268	276	813	816
Cost of revenue	1,294	1,385	3,989	4,095
Gross profit	907	883	2,673	2,543
Selling, general and administrative expenses	458	474	1,433	1,437
Research and development expenses	56	52	171	166
Restructuring and asset impairment charges	8	23	50	70
Operating income	385	334	1,019	870
Interest expense	(21)	(6)	(32)	(23)
Other non-operating income, net	6	6	3	13
Loss on sale of businesses	(5)	(37)	(17)	(47)
Income before taxes	365	297	973	813
Income tax expense	(77)	(71)	(235)	(196)
Net income	$288	$226	$738	$617
Net loss attributable to non-controlling interests	3	1	9	5
Net income attributable to Xylem	291	227	747	622
Earnings per share:
Basic	$1.25	$0.93	$3.15	$2.56
Diluted	$1.25	$0.93	$3.14	$2.55
Weighted average number of shares:
Basic	232.7	243.5	237.3	243.3
Diluted	233.0	244.1	237.7	243.9

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$708	$1,479
Receivables, less allowances for discounts, returns and credit losses of $58 and $68 in 2026 and 2025, respectively	1,965	1,759
Inventories	1,052	983
Prepaid and other current assets	227	244
Assets held for sale	—	176
Total current assets	3,952	4,641
Property, plant and equipment, net	1,203	1,159
Goodwill	8,524	8,332
Other intangible assets, net	2,220	2,272
Other non-current assets	1,427	1,230
Total assets	$17,326	$17,634
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,055	$1,013
Accrued and other current liabilities	1,257	1,237
Short-term borrowings and current maturities of long-term debt	530	534
Liabilities held for sale	—	72
Total current liabilities	2,842	2,856
Long-term debt	2,365	1,408
Accrued post-retirement benefit obligations	295	317
Deferred income tax liabilities	453	405
Other non-current accrued liabilities	860	899
Total liabilities	6,815	5,885
Redeemable non-controlling interest	239	258
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 260.3 shares and 259.9 shares in 2026 and 2025, respectively	3	3
Capital in excess of par value	8,801	8,759
Retained earnings	4,147	3,706
Treasury stock – at cost 30.0 shares and 16.3 shares in 2026 and 2025, respectively	(2,375)	(768)
Accumulated other comprehensive loss	(307)	(220)
Total stockholders’ equity	10,269	11,480
Non-controlling interests	3	11
Total equity	10,272	11,491
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$17,326	$17,634

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the periods ended June 30,	2026	2025
Operating Activities
Net income	$738	$617
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	195	201
Amortization	222	231
Share-based compensation	39	37
Restructuring and asset impairment charges	50	70
Loss from sale of businesses	17	47
Other, net	(32)	3
Payments for restructuring	(59)	(48)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(201)	(113)
Changes in inventories	(72)	(30)
Changes in accounts payable	29	(45)
Changes in accrued and deferred taxes	14	(12)
Changes in long term receivables	(147)	(108)
Other, net	(64)	(152)
Net Cash – Operating activities	729	698
Investing Activities
Capital expenditures	(268)	(248)
Acquisition of businesses, net of cash acquired	(425)	(113)
Proceeds from sale of business, net of cash disposed	95	48
Proceeds from the sale of property, plant and equipment	12	15
Cash received from investments	8	5
Cash paid for investments	(10)	(26)
Cash paid for equity investments	(4)	(5)
Cash paid for asset acquisition	(2)	(37)
Cash received from cross-currency swaps	39	31
Other, net	1	1
Net Cash – Investing activities	(554)	(329)
Financing Activities
Short-term debt issued, net	4	8
Short-term debt repaid	(5)	(7)
Long-term debt issued, net	990	—
Long-term debt repaid, net	(10)	(60)
Repurchase of common stock	(1,580)	(14)
Proceeds from exercise of employee stock options	3	11
Dividends paid	(307)	(293)
Other, net	(30)	(27)
Net Cash – Financing activities	(935)	(382)
Effect of exchange rate changes on cash	(23)	83
Increase in cash classified within assets held for sale	—	(11)
Decrease in cash classified within assets held for sale	12	11
Changes in cash classified within assets held for sale	12	—
Net change in cash and cash equivalents	(771)	70
Cash and cash equivalents at beginning of year	1,479	1,121
Cash and cash equivalents at end of period	$708	$1,191
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$39	$43
Income taxes (net of refunds received)	$221	$208

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent non-GAAP measures that we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and "Adjusted Segment EBITDA" reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA Margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income attributable to Xylem and earnings per share attributable to Xylem, adjusted to exclude restructuring and realignment costs, amortization of acquired intangible assets, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, less capital expenditures, as reported in the Statement of Cash Flows. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
"Free Cash Flow Margin" defined as free cash flow, adjusted (as applicable) for significant cash paid or received for non-operational tax, acquisition or divestiture activities; divided by revenue.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as non-recurring costs incurred by the Company, such as those related to acquisitions and integrations, divestitures, non-cash impairment charges and other special charges. In 2026, these charges include reductions of expense related to the refunds of certain tariffs previously imposed under the International Emergency Economic Powers Act ("IEEPA").
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic Orders
($ Millions)

	(As Reported - GAAP)					(As Adjusted - Organic)
		(A)	(B)			(C)	(D)	(E)	(F)=B+C+D+E	(G)=F/(A-D)
	Orders	Orders	Change 2026 v. 2025	% Change 2026 v. 2025	Book-to-Bill	Acquisitions	Divestitures	FX Impact	Change Adj. 2026 v. 2025	% Change Adj. 2026 v. 2025
	2026	2025
Nine Months Ended September 30
Xylem Inc.	7,645	6,513	1,132	17%	115%	(38)	102	(115)	1,081	17%
Water Infrastructure	2,019	1,981	38	2%	105%	(23)	12	(47)	(20)	(1)%
Applied Water	1,552	1,419	133	9%	108%	—	10	(20)	123	9%
Measurement & Control Solutions	1,409	1,285	124	10%	97%	(4)	80	(14)	186	15%
Water Solutions & Services	2,665	1,828	837	46%	145%	(11)	—	(34)	792	43%

Quarter Ended September 30
Xylem Inc.	2,331	2,181	150	7%	106%	(11)	74	(4)	209	10%
Water Infrastructure	675	683	(8)	(1)%	105%	(2)	4	(2)	(8)	(1)%
Applied Water	502	445	57	13%	103%	—	10	—	67	15%
Measurement and Control Solutions	504	446	58	13%	116%	(4)	60	—	114	30%
Water Solutions and Services	650	607	43	7%	103%	(5)	—	(2)	36	6%

Quarter Ended June 30
Xylem Inc.	3,086	2,174	912	42%	132%	(15)	23	(41)	879	41%
Water Infrastructure	669	672	(3)	—%	98%	(13)	3	(13)	(26)	(4)%
Applied Water	538	488	50	10%	107%	—	—	(5)	45	9%
Measurement and Control Solutions	430	437	(7)	(2)%	85%	—	20	(3)	10	2%
Water Solutions and Services	1,449	577	872	151%	225%	(2)	—	(20)	850	147%

Quarter Ended March 31
Xylem Inc.	2,228	2,158	70	3%	105%	(12)	5	(70)	(7)	—%
Water Infrastructure	675	626	49	8%	112%	(8)	5	(32)	14	2%
Applied Water	512	486	26	5%	114%	—	—	(15)	11	2%
Measurement and Control Solutions	475	402	73	18%	94%	—	—	(11)	62	15%
Water Solutions and Services	566	644	(78)	(12)%	100%	(4)	—	(12)	(94)	(15)%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)
		(A)	(B)		(C)	(D)	(E)	(F)=B+C+D+E	(G)=F/(A-D)
	Revenue	Revenue	Change 2026 v. 2025	% Change 2026 v. 2025	Acquisitions	Divestitures	FX Impact	Change Adj. 2026 v. 2025	% Change Adj. 2026 v. 2025
	2026	2025
Nine Months Ended September 30
Xylem Inc.	6,662	6,638	24	—%	(29)	116	(97)	14	—%
Water Infrastructure	1,931	1,887	44	2%	(8)	13	(45)	4	—%
Applied Water	1,438	1,374	64	5%	—	6	(19)	51	4%
Measurement and Control Solutions	1,452	1,552	(100)	(6)%	(6)	97	(14)	(23)	(2)%
Water Solutions and Services	1,841	1,825	16	1%	(15)	—	(19)	(18)	(1)%

Quarter Ended September 30
Xylem Inc.	2,201	2,268	(67)	(3)%	(17)	80	(3)	(7)	—%
Water Infrastructure	645	656	(11)	(2)%	(1)	6	(2)	(8)	(1)%
Applied Water	489	456	33	7%	—	6	—	39	9%
Measurement and Control Solutions	436	522	(86)	(16)%	(6)	68	1	(23)	(5)%
Water Solutions and Services	631	634	(3)	—%	(10)	—	(2)	(15)	(2)%

Quarter Ended June 30
Xylem Inc.	2,336	2,301	35	2%	(7)	31	(29)	30	1%
Water Infrastructure	683	650	33	5%	(4)	2	(14)	17	3%
Applied Water	501	483	18	4%	—	—	(5)	13	3%
Measurement and Control Solutions	508	540	(32)	(6)%	—	29	(4)	(7)	(1)%
Water Solutions and Services	644	628	16	3%	(3)	—	(6)	7	1%

Quarter Ended March 31
Xylem Inc.	2,125	2,069	56	3%	(5)	5	(65)	(9)	—%
Water Infrastructure	603	581	22	4%	(3)	5	(29)	(5)	(1)%
Applied Water	448	435	13	3%	—	—	(14)	(1)	—%
Measurement and Control Solutions	508	490	18	4%	—	—	(11)	7	1%
Water Solutions and Services	566	563	3	1%	(2)	—	(11)	(10)	(2)%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q3 2026				Q3 2025
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,201	—		2,201	2,268	—		2,268
Operating Income	385	43	a	428	334	95	a	429
Operating Margin	17.5%			19.4%	14.7%			18.9%
Interest Expense	(21)	—		(21)	(6)	—		(6)
Other Non-Operating Income (Expense)	6	—		6	6	—		6
Gain/(Loss) from Sale of Business	(5)	5	b	—	(37)	37	b	—
Income before Taxes	365	48		413	297	132		429
Provision for Income Taxes	(77)	(3)	c	(80)	(71)	(26)	c	(97)
Net Income	288	45		333	226	106		332
Net Loss Attributable to Non-controlling Interests	3	—		3	1	—		1
Net Income Attributable to Xylem	291	45		336	227	106		333
Diluted Shares	233.0			233.0	244.1			244.1
Diluted EPS	$1.25	$0.19		$1.44	$0.93	$0.44		$1.37

a	Quarter-to-date:
Restructuring & realignment costs: 2026 - $14 million and 2025 - $31 million Special Charges: 2026 - $10 million of acquisition, divestiture & integration costs, offset by $33 million of IEEPA tariff refunds; 2025 - $9 million of acquisition, divestiture & integration costs Purchases accounting intangible amortization: 2026 - $52 million and 2025 - $55 million
b	Gain/(Loss) from sale of businesses as per income statement for all periods presented
c	Quarter-to-date:
2026 - Net tax impact on pre-tax adjustments (notes a and b) of $8 million, offset by $5 million of other tax special expense items; 2025 - Net tax impact on pre-tax adjustments (notes a and b) of $27 million, offset by $1 million of other tax special expense items;

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2026
	Q1	Q2	Q3	Q4	Total
Net Income attributable to Xylem	193	263	291		747
Net Income Margin	9.1%	11.3%	13.2%	N/A	11.2%
Depreciation	65	65	65		195
Amortization	75	75	72		222
Interest Expense (Income), net	(4)	2	15		13
Income Tax Expense	55	103	77		235
EBITDA	384	508	520	—	1,412
EBITDA Margin	18.1%	21.7%	23.6%	N/A	21.2%
Share-based Compensation	13	12	14		39
Restructuring & Realignment	38	13	14		65
Special Charges	10	(3)	(23)		(16)
Loss/(Gain) from sale of businesses	(4)	16	5		17
Loss attributable to non-controlling interest	(4)	(2)	(3)		(9)
Adjusted EBITDA	437	544	527	—	1,508
Revenue	2,125	2,336	2,201		6,662
Adjusted EBITDA Margin	20.6%	23.3%	23.9%	N/A	22.6%

2025
	Q1	Q2	Q3	Q4	Total
Net Income attributable to Xylem	169	226	227	335	957
Net Income Margin	8.2%	9.8%	10.0%	14.0%	10.6%
Depreciation	68	69	64	66	267
Amortization	77	76	78	77	308
Interest Expense (Income), net	—	3	—	(1)	2
Income Tax Expense	50	75	71	35	231
EBITDA	364	449	440	512	1,765
EBITDA Margin	17.6%	19.5%	19.4%	21.4%	19.5%
Share-based Compensation	12	13	12	16	53
Restructuring & Realignment	27	29	30	45	131
Special Charges	12	13	9	2	36
Loss/(Gain) from sale of businesses	10	—	37	(16)	31
Loss attributable to non-controlling interest	(2)	(2)	(1)	(2)	(7)
Adjusted EBITDA	423	502	527	557	2,009
Revenue	2,069	2,301	2,268	2,397	9,035
Adjusted EBITDA Margin	20.4%	21.8%	23.2%	23.2%	22.2%